Exhibit 10(z)

               Employee:           Charles F. Morgo

               Address:            3039 Manhattan Lane
                                   Grand Rapids, Michigan 49506

               Number of Shares:   4,500

               Date of Award:      April 21, 1994

               Restricted Stock Number: 93R-41


                         RESTRICTED STOCK AGREEMENT


          This Restricted Stock Agreement ("Agreement") is made as of the award date set forth above, between WOLVERINE WORLD WIDE, INC., a Delaware corporation ("Wolverine"), and the employee named above ("Employee").

          The Wolverine World Wide, Inc. 1993 Stock Incentive Plan (the "Plan") is administered by the Compensation Committee of Wolverine's Board of Directors (the "Committee"). The Committee has determined that Employee is eligible to participate in the Plan. The Committee has awarded restricted stock to Employee, subject to the terms and conditions contained in this Agreement and in the Plan.

          Employee acknowledges receipt of a copy of the Plan and accepts this restricted stock award subject to all of the terms, conditions, and provisions of this Agreement and the Plan.

     1. Award. Wolverine hereby awards to Employee shares of Wolverine's common stock, $1 par value, set forth above, and subject to restrictions imposed under this Agreement and the Plan (the "Restricted Stock").

     2. Transferability. Until the restrictions lapse as set forth in paragraph 3 below, the Plan provides that Restricted Stock granted under this Agreement is generally not transferable by Employee except by will or according to the laws of descent and distribution, and further provides that all rights with respect to the Restricted Stock are exercisable during Employee's lifetime only by Employee, Employee's guardian, or Employee's legal representative. Wolverine shall place an appropriate legend upon any certificate representing shares of Restricted Stock awarded under this Agreement and may also issue appropriate stop transfer instructions to its transfer agent with respect to such shares.

     3. Lapsing of Restrictions. Except as otherwise provided in this Agreement, the restrictions imposed on the Restricted Stock awarded pursuant to this Agreement shall lapse as follows: restrictions on 1,500 shares of the Restricted Stock shall lapse on December 31, 1994; restrictions on an additional 1,500 shares of the Restricted Stock shall lapse on December 31, 1995; and restrictions on the remaining 1,500 shares of the Restricted Stock shall lapse on December 31, 1996. The periods during which Restricted Stock is subject to restrictions imposed by the Plan and under this Agreement shall be known as "Restricted Periods."

     4.   Registration and Listing; Securities Laws.

          (a) The Restricted Stock award under this Agreement is conditional upon (i) the effective registration or exemption of the Plan and the Restricted Stock granted thereunder under the Securities Act of 1933 and applicable state or foreign securities laws, and (ii) the effective listing of the stock on the New York Stock Exchange and the Pacific Stock Exchange.

          (b) Employee hereby represents and warrants that Employee is acquiring the Restricted Stock awarded under this Agreement for Employee's own account and investment and without any intent to resell or distribute the Restricted Stock. Employee shall not resell or distribute the Restricted Stock after any Restricted Period except in compliance with such conditions as Wolverine may reasonably specify to ensure compliance with federal and state securities laws.

     5. Termination of Employment or Officer Status. If Employee terminates employment with Wolverine or any of its subsidiaries during any Restricted Period for any reason other than Employee's death, disability, or termination for cause, all Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to Wolverine. In the event Employee terminates employment with Wolverine because of death or disability during any Restricted Period, the restrictions applicable to the total number of shares of Restricted Stock originally granted shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted to Employee multiplied by the number of full months that have lapsed since the date of grant divided by the maximum number of full months of the Restricted Period. All remaining shares shall be forfeited and returned to Wolverine. If Employee is terminated for cause during any Restricted Period, Employee shall have no further right to receive any Restricted Stock, and all Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to Wolverine.

     6. Employment by Wolverine. The award of Restricted Stock under this Agreement shall not impose upon Wolverine or any subsidiary any obligation to retain Employee in its employ for any given period or upon any specific terms of employment. Wolverine or any subsidiary may at any time dismiss Employee from employment, free from any liability or claim under the Plan or this Agreement, unless otherwise expressly provided in any written agreement with Employee.

     7. Stockholder Rights. During the Restricted Period, Employee shall have all voting, dividend, liquidation, and other rights with respect to the Restricted Stock held of record by Employee as if Employee held


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unrestricted common stock; provided, however, that the unvested portion of any Restricted Stock award shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to this Agreement or the Plan. Any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions as those relating to the Restricted Stock awarded under this Agreement. After the restrictions applicable to the Restricted Stock lapse, Employee shall have all stockholder rights, including the right to transfer the shares, subject to such conditions as Wolverine may reasonably specify to ensure compliance with federal and state securities laws.

     8. Withholding. Wolverine or one of its subsidiaries shall be entitled to (a) withhold and deduct from Employee's future wages (or from other amounts that may be due and owing to Employee from Wolverine or a subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, and local withholding and employment-related tax requirements attributable to the Restricted Stock award under this Agreement, including, without limitation, the award or vesting of, or payments of dividends with respect to, the Restricted Stock; or (b) require Employee promptly to remit the amount of such withholding to Wolverine or a subsidiary before taking any action with respect to the Restricted Stock. Unless the Committee provides otherwise, withholding may be satisfied by withholding common stock to be received or by delivery to Wolverine or a subsidiary of previously owned common stock of Wolverine.

     9. Effective Date. This award of Restricted Stock shall be effective as of the date first set forth above.


    10. Amendment. This Agreement shall not be modified except in a writing executed by the parties hereto.


    11. Agreement Controls. The Plan is incorporated in this Agreement by reference. Capitalized terms not defined in this Agreement shall have those meanings provided in the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of the Agreement shall control.


                              WOLVERINE WORLD WIDE, INC.


                              By  s/ Geoffrey B. Bloom
                                  Geoffrey B. Bloom, Chief Executive
                                    Officer


                              s/ Charles F. Morgo
                              Charles F. Morgo


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